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                                                                   Exhibit 10.9

TRADEMARK AND TRADEMARK
APPLICATIONS SECURITY AGREEMENT                   BankBoston Retail Finance Inc.

                                                                October 29, 1997

         This Trademark and Trademark Application Security Agreement (the "TM Security Agreement") is made as of the 29th day of October, 1997, by County Seat Stores, Inc. a Minnesota corporation with its principal executive offices at 469 Seventh Avenue, New York, New York 10018 (the "Obligor"), and BankBoston Retail Finance Inc. (in such capacity, the "Agent"), a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts 02109, as Agent for the Lenders under and as defined in that certain Loan and Security Agreement, dated as of October 29., 1997 amongst the Obligor on the one hand, and the Agent and the Lenders on the other, as such Loan and Security Agreement is amended from time to time (hereafter, the "Loan Agreement").

                                       RECITALS

         WHEREAS, pursuant to the Loan Agreement the Agent and the Lenders from time to time a party thereto have agreed to make certain loans and other financial accommodations (hereinafter, the "Loans") available to the Obligor, subject to, and in accordance with the provisions of, the Loan Agreement;

         WHEREAS, under the Loan Agreement, the Obligor has created a security interest in the Obligor's assets to secure the Liabilities (as defined in the Loan Agreement and used herein as so defined);

         WHEREAS, as a condition, among others, to the establishment of the credit facility contemplated by the Loan Agreement, the Obligor has executed this TM Security Agreement.

         NOW THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Obligor and the Agent agree as follows:

         1. Terms used herein which are defined the Loan Agreement are used as so defined.

         2. To secure the Liabilities, the Obligor hereby grants to the Agent for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns for security to the Agent for the ratable benefit of the Lenders (with power of sale exercisable upon the occurrence of an Event of Default as defined in the Loan Agreement), the following, and each item thereof, whether now owned or in which the Obligor has an existing interest or hereafter acquired or arising and all products, proceeds, substitutions, and accessions of or to any of the following::

              (a) All trademarks, trademark applications, service marks, registered service marks and service mark applications including, without limitation, those listed on EXHIBIT A annexed hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademarks, trademark applications, service marks, registered service marks, and service mark applications.

              (b)  All renewals of any of the foregoing.

              (c) All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

              (d) The right to sue for past, present and future infringements and dilutions of any of the foregoing.

              (e) All of Obligor's rights corresponding to any of the foregoing throughout the world.

All of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications described in Subsection 2.(a), together with the items respectively described in Subsections 2.(b) through and including 2.(e) are hereinafter individually and/or collectively referred to as the "Marks".

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         3.   Until this TM Security Agreement is terminated in writing by a duly authorized officer of the Agent, the Obligor shall undertake the following with respect to each Mark which is material to its business as then being conducted:
              (a) Pay all renewal fees and other fees and costs associated with maintaining the Marks and with the processing of the Marks.

              (b) At the Obligor's sole cost, expense, and risk, pursue the prompt, diligent, processing of each Application for Registration which is the subject of the security interest created herein.

              (c) At the Obligor's sole cost, expense, and risk, take any and all action which Obligor deems desirable to protect the Marks, including, without limitation, but subject to Obligor's discretion, the prosecution and defense of infringement actions.

         4.   In the event of

              (a) the Obligor's failure, within Five (5) days of written notice from the Agent, to cure any failure by the Obligor to perform any of the Obligor's obligations set forth in Section 3, above; and/or

              (b) the occurrence and continuance of any Event of Default beyond applicable grace periods as provided for in the Loan Agreement, the Agent acting in its own name or in that of the Obligor may (but shall not be required to) act in the Obligor's place and stead and/or in the Agents' own right in connection therewith.

         5.   The Obligor represents and warrants that:

              (a) EXHIBIT A includes all of the registered trademarks, Federal trademark applications, registered service marks and Federal service mark applications now owned by the Obligor.

              (b) No liens, claims or security interests which are still in effect have been granted in any Mark by the Obligor to any Person other than to the Agent.

         6.   In order to further secure the Liabilities:

              (a) The Obligor shall give the Agent written notice (with reasonable detail) within Twenty-five (25) days following the occurrence of any of the following:

                   (i) The Obligor obtains rights to, and files applications for registration of, any new trademarks, or service marks, or otherwise acquires ownership of any newly registered trademarks, registered service marks, trademark applications, or service mark applications.

                   (ii) The Obligor becomes entitled to the benefit of any
              registered trademarks, trademark applications, trademark licenses, trademark license renewals, registered service marks, service mark applications, service mark licenses or service mark license renewals as licensee.

              (b) The provisions of this TM Security Agreement shall automatically apply to any such additional property or rights described in 6.(a), above, all of which shall be deemed to be and treated as "Marks" within the meaning of this TM Security Agreement.

              (c) The Obligor hereby authorizes the Agent to modify this agreement by amending EXHIBIT A to include any future registered trademarks, trademark applications, registered service marks and service mark applications, written notice of which is so given, provided, however, the modification of said EXHIBIT shall not be a condition to the creation or perfection of the security interest created hereby.

         7. Upon the occurrence of any Event of Default, and only if such default shall be continuing beyond applicable grace periods as provided for in the Loan Agreement, the Agent may exercise all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in Massachusetts (Massachusetts General Laws,

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Chapter 106), with respect to the Marks, in addition to which the Agent, subject to the terms of the Loan Agreement, may sell, license, assign, transfer, or otherwise dispose of the Marks. Any person may conclusively rely upon an affidavit of an officer of the Agent that an Event of Default has occurred and that the Agent is authorized to exercise such rights and remedies.

         8. The Obligor hereby irrevocably constitutes and designates the Agent as and for the Obligor's attorney in fact, effective with and upon the Agent's first exercise (the "First Exercise") of such powers following the occurrence of any Event of Default continuing beyond applicable grace periods as provided for in the Loan Agreement:

              (a)  To exercise any of the rights and powers referenced in
         Section 7.

              (b) To execute all and singular such instruments, documents, and papers as the Agent determines to be appropriate in connection with the exercise of such rights and powers and to cause the sale, license, assignment, transfer, or other disposition of the Marks.

The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until the within TM Security Agreement is terminated by a duly authorized officer of the Agent, but shall be exercisable only following the occurrence of an Event of Default.

         9. Any use by the Agent of the Marks as authorized hereunder in connection with the exercise of the Agents' rights and remedies under the within TM Security Agreement and the Loan Agreement shall be coextensive with Obligor's rights thereunder and with respect thereto and without any liability for
royalties or other related charges from the Agent to the Obligor.   Such use by
the Agent shall be permitted only with and upon the First Exercise following the occurrence of an Event of Default continuing beyond applicable grace periods as provided for in the Loan Agreement.

         10. Agent hereby acknowledges that the Obligor shall continue to have the exclusive right, prior to notice from the Agent following the occurrence of an Event of Default continuing beyond applicable grace periods as provided for in the Loan Agreement, to sue for past, present and future infringement of the Marks including the right to seek injunctions and/or money damages, in an effort by Obligor to protect the Marks against encroachment by third parties; provided, however, that Obligor must promptly notify Agent in writing of its filing of a lawsuit for enforcement of the trademarks against a particular party. All costs arising in connection with any infringement shall be borne by Obligor.

         11. Following the payment and satisfaction of all Liabilities, and the termination of any obligation of the Agent to provide loans or financial accommodations under the credit facility contemplated by the Loan Agreement, this TM Security Agreement shall terminate and the Agent shall execute and deliver to Obligor all such instruments as the Obligor reasonably may request to release any Encumbrance in favor of the Agent created hereby or pursuant hereto, subject, however, to any disposition thereof which may have been made by Agent pursuant hereto or pursuant to the Loan Agreement. The Agent will also execute and deliver to the Obligor such releases as Obligor shall reasonably request in connection with any disposition permitted hereunder or under the Loan Agreement of any Mark or other collateral pledged hereunder.

         12. Neither anything contained in the within TM Security Agreement or in the Loan Agreement nor any act, omission, or circumstance may be construed as directly or indirectly conveying to the Agent any rights in and to the Marks (except the grant of security pursuant to Section 2 hereof, and Section 8.1 of the Loan Agreement) which rights are effective except following the occurrence and continuance of any Event of Default beyond applicable grace periods as provided for in the Loan Agreement (and in such circumstances, only with and upon the First Exercise).

         13. This TM Security Agreement is intended to be supplemental of the Loan Agreement. All provisions of the Loan Agreement shall apply to the Marks and the Agent shall have the same rights with respect to any and all security interests in the Marks granted the Agent to secure the Liabilities hereunder as thereunder. Notwithstanding the foregoing in the event of a conflict between this TM Security Agreement and the Loan Agreement, the terms of this TM Security Agreement shall control with respect to the Marks and the

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Loan Agreement with respect to all other collateral.

    14. This TM Security Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Obligor and the Agent respectively have caused this Loan Agreement to be executed by officers duly authorized so to do on the date first above written.

COUNTY SEAT STORES, INC.                   BANKBOSTON RETAIL FINANCE INC.
(The "Obligor")                                             (The "Agent")


By                                   By
  -------------------                  -----------------------------
Title:                               Title:
      ---------------                      -------------------------


 ............................
County of .........., ss

         Then personally appeared before me ......................    who
acknowledged that such person is the duly authorized ................... of
County Seat Stores, Inc. and that such person had executed the foregoing instrument on its behalf.

         Witness my hand and seal this ..... day of .................


                       -----------------------------------------------
                                      , Notary Public
                                            My Commission Expires:


The ........ of .................
County of .............

         Then personally appeared before me ...................., who acknowledged that such person is the duly authorized .........................
of BankBoston Retail Finance Inc.; and that such person executed the foregoing instrument on its behalf.

         Witness my hand and seal this ...day of .................


                       -----------------------------------------------
                                      , Notary Public
                                            My Commission Expires:

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                                      EXHIBIT A

Obligor's now owned or existing or hereafter acquired or arising registered service marks and Federal service mark applications, registered trademarks, and Federal trade mark applications:

                                           Trademark/Service Mark Registrations
TRADEMARK       REGISTRATION NUMBER           REGISTRATION DATE



                                            Trademark Applications
         MARK      SERIAL NUMBER                 FILING DATE









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